As filed with the United States Securities and Exchange Commission on September 17, 2012

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

Registration Statement Under the Securities Act of 1933

CIMAREX ENERGY CO. *

(Exact name of registrant as specified in its charter)

Delaware	45-0466694
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1700 Lincoln Street, Suite 1800
Denver, Colorado  80203-4518
(303) 295-3995

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul Korus
Cimarex Energy Co.
1700 Lincoln Street, Suite 1800
Denver, Colorado  80203-4518
(303) 295-3995

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

W. Dean Salter Bryan Cave HRO 1700 Lincoln Street, Suite 4100 Denver, Colorado 80203-4541 (303) 861-7000	Thomas A. Richardson Cimarex Energy Co. 1700 Lincoln Street, Suite 1800 Denver, Colorado 80203-4518 (303) 295-3995

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value Preferred Stock, $0.01 par value Debt Securities Guarantees of Debt Securities (3) Warrants	(1)	(1)	(1)	(2)

(1)          Such indeterminate number or amount of common stock, preferred stock, debt securities, guarantees of debt securities and warrants is being registered as may from time to time be sold at indeterminate prices.  This Registration Statement also includes such indeterminate amount of common stock, preferred stock and debt securities as may be resold from time to time upon exercise of warrants or conversion of convertible securities being registered hereunder.

(2)          Pursuant to Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

(3)          Includes certain subsidiaries of Cimarex Energy Co. identified on the following page, which may be guarantors of some or all of the debt securities registered hereunder and, as such, have been listed as co-registrants for the purpose of providing guarantees, if any.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant Guarantor as Specified in its Charter (1)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Cimarex Energy Co. of Colorado	Texas	75-1074365
Cimarex Gas Gathering, Inc.	Texas	73-1222501
ConMag Energy Corporation	Texas	20-8596953
Key Production Company, Inc.	Delaware	84-1089744
Magnum Hunter Production, Inc.	Texas	75-2589131
Oklahoma Gas Processing, Inc.	Delaware	73-1566476
Prize Energy Resources, Inc.	Delaware	45-418278

(1)   The address for each registrant guarantor is 1700 Lincoln Street, Suite 1800, Denver, Colorado  80203-4518, telephone (303) 295-3995.

PROSPECTUS

Cimarex Energy Co.

COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
GUARANTEES OF DEBT SECURITIES
WARRANTS

We or selling securityholders may from time to time offer to sell common stock, preferred stock, debt securities (which may be guaranteed by one or more of our subsidiaries) or warrants.  Each time we or selling securityholders sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered.  You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

Our common stock is listed on the New York Stock Exchange under the symbol “XEC.”

Investing in our securities involves a high degree of risk.  See the “Risk Factors” section of our filings with the Securities and Exchange Commission (the “SEC”) and the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

The date of this prospectus is September 17, 2012.

You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement to this prospectus.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  You should assume that the information appearing in this prospectus and any accompanying prospectus supplement is accurate as of the date on their respective covers.  Our business, financial condition, results of operations and prospects may have changed since that date.

i

Glossary of oil and gas terms

In this prospectus (including the information incorporated by reference in this prospectus), the following terms have the meanings specified below.

Bbl/d—Barrels (of oil or natural gas liquids) per day

Bbls—Barrels (of oil or natural gas liquids)

Bcf—Billion cubic feet

Bcfe—Billion cubic feet equivalent

Btu—British thermal unit

MBbls—Thousand barrels

Mcf—Thousand cubic feet (of natural gas)

Mcfe—Thousand cubic feet equivalent

MMBbls—Million barrels

MMBtu—Million British thermal units

MMcf—Million cubic feet

MMcf/d—Million cubic feet per day

MMcfe—Million cubic feet equivalent

MMcfe/d—Million cubic feet equivalent per day

Net Acres—Gross acreage multiplied by Cimarex’s working interest percentage

Net Production—Gross production multiplied by Cimarex’s net revenue interest

NGL—Natural gas liquids

Tcf—Trillion cubic feet

Tcfe—Trillion cubic feet equivalent

One barrel of oil or NGL is the energy equivalent of six Mcf of natural gas

ii

About this prospectus

This prospectus is part of a registration statement we filed with the SEC using a “shelf” registration process.  We or selling securityholders identified in a prospectus supplement may sell any combination of the securities described in this prospectus from time to time.

The types of securities that we or selling securityholders may offer and sell from time to time pursuant to this prospectus are:

•                  common stock;

•                  preferred stock;

•                  debt securities, which may be guaranteed by one or more of our subsidiaries; and

•                  warrants.

Each time we or selling securityholders sell securities pursuant to this prospectus, we will describe in a prospectus supplement, which we or the selling securityholders will deliver with this prospectus, specific information about the offering and the terms of the particular securities offered. In each prospectus supplement we will include the following information, if applicable:

•                  the type and amount of securities that we or the selling securityholders propose to sell;

•                  the names and addresses of the selling securityholders, if any, the type and amount of our securities that they own, and a description of any material relationships between the selling securityholders and us;

•                  the initial public offering price of the securities;

•                  the names of any underwriters or agents through or to which we or the selling securityholders will sell the securities;

•                  any compensation of those underwriters or agents; and

•                  information about any securities exchanges or automated quotation systems on which the securities will be listed or traded.

In addition, the prospectus supplement may also add, update or change the information contained in this prospectus.

Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

Disclosure regarding forward-looking statements

Throughout this prospectus, including the information incorporated by reference herein, we make statements that may be deemed “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements, other than statements of historical facts, that address activities, events, outcomes and other matters that Cimarex plans, expects, intends, assumes, believes, budgets, predicts, forecasts, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein. Forward-looking statements include statements with respect to, among other things:

•                  amount, nature and timing of capital expenditures;

•                  drilling of wells;

•                  reserve estimates;

•                  timing and amount of future production of oil and natural gas;

•                  operating costs and other expenses;

•                  cash flow and anticipated liquidity;

•                  estimates of proved reserves, exploitation potential or exploration prospect size;

•                  marketing of oil and natural gas;

•                  legislation and regulatory changes; and

•                  access to capital markets.

We caution you that these forward-looking statements are subject to all of the risks and uncertainties, many of which are beyond our control, incident to the exploration for and development, production and sale of oil and gas. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of goods and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating proved oil and natural gas reserves and in projecting future rates of production and timing of development expenditures and other risks described herein.

Reserve engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data and the interpretation of such data by our engineers. As a result, estimates made by different engineers often vary from one another. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions could change the timing of future production and development drilling. Accordingly, reserve estimates are generally different from the quantities of oil and natural gas that are ultimately recovered.

Should one or more of the risks or uncertainties described above or elsewhere in this prospectus supplement or the accompanying prospectus, including the information incorporated by reference herein or therein, cause our underlying assumptions to be incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

All forward-looking statements, express or implied, included in this prospectus supplement or the accompanying prospectus, including the information incorporated by reference herein or therein, and attributable to Cimarex are qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Cimarex or persons acting on its behalf may issue. Cimarex does not undertake any obligation to update any forward-looking statements to reflect events or circumstances after the date of this prospectus supplement, except as required by law.

The company

We are an independent oil and gas exploration and production company. Our operations are mainly located in Texas, Oklahoma, New Mexico and Kansas. Our corporate headquarters is in Denver, Colorado. Our main operating offices are in Tulsa, Oklahoma and Midland, Texas.

Proved reserves at December 31, 2011 totaled 2.05 Tcfe, consisting of 1.2 Tcf of natural gas and 138 million barrels of crude oil and natural gas liquids. Of total proved reserves, 82% are classified as proved developed and 59% are gas.

Our production during 2011 averaged 592.3 MMcfe per day. Average daily production was comprised of 329.1 MMcf of gas (56%) and 43,875 barrels of crude oil and natural gas liquids (44%). The wells we operate account for 81% of our production and 76% of our total proved reserves.

Our operations are organized into two main core areas. Our Mid-Continent assets are principally located in Oklahoma, the Texas Panhandle and southwest Kansas. Our Permian Basin assets are principally located in southeast New Mexico and west Texas. We also have minor operations along the U.S. Gulf Coast, principally in southeast Texas, and in certain other areas.

Our corporate headquarters are located at 1700 Lincoln Street, Suite 1800, Denver, Colorado 80203 and our main telephone number at that location is (303) 295-3995. Cimarex is a Delaware corporation.

Our Web site address is www.cimarex.com. There you will find our news releases, annual reports, proxy statements, 10-Ks, 10-Qs, 8-Ks, insider (Section 16) filings and all other SEC filings. We have also posted our Code of Ethics, Code of Business Conduct, Corporate Governance Guidelines, Audit Committee Charter, Compensation and Governance Committee Charter and Nominating Committee Charter. Copies of these documents are also available in print upon a written or telephone request to our Corporate Secretary. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus. Throughout this prospectus, unless otherwise indicated, we use the terms “Cimarex,” “Company,” “we,” “our,” and “us” to refer to Cimarex Energy Co. and its subsidiaries.

Risk factors

Before you invest in any of our securities, in addition to the other information in this prospectus and the applicable prospectus supplement, you should carefully consider the risk factors under the heading “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on February 22, 2012, which is incorporated by reference into this prospectus and the applicable prospectus supplement, as the same may be updated from time to time by our future filings under the Exchange Act.

Our business, financial position, results of operations, liquidity or prospects could be adversely affected by any of these risks.

Use of proceeds

We intend to use the net proceeds we receive from the sale of securities by us as set forth in the applicable prospectus supplement.  Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by selling securityholders.

Ratio of earnings to fixed charges

The following table sets forth our ratio of earnings to fixed charges:

	Six Months Ending June 30,		Year Ending December 31,
	2012	2011	2011	2010	2009		2008		2007

Ratio of earnings to fixed charges	11.9	23.7	22.7	23.9	—	(a)	—	(b)	14.1

(a)         In 2009, earnings were insufficient to cover fixed charges by $509.5 million and therefore no ratio is shown. The insufficiency was primarily a result of a non-cash impairment of oil and gas properties totaling $791 million that was recorded due to a significant decrease in natural gas prices during the first quarter of 2009.

(b)         In 2008, earnings were insufficient to cover fixed charges by $1.474 billion and therefore no ratio is shown. The insufficiency was primarily a result of non-cash impairments of oil and gas properties totaling $2.2 billion that were recorded due to declines in commodity prices during the last half of 2008.

Dividend policy

In December 2005, the Cimarex board of directors declared Cimarex’s first quarterly cash dividend of $0.04 per share payable to shareholders.  A dividend has been authorized in every quarter since then.  The dividend was increased to $0.06 per share in December 2007, to $0.08 per share in February 2010, to $0.10 per share in February 2011 and to $0.12 per share in February 2012.  Future dividend payments will depend on our level of earnings, financial requirements and other factors considered relevant by the board of directors.

Description of capital stock

The following descriptions of Cimarex’s capital stock and provisions of its amended and restated certificate of incorporation and amended and restated bylaws are summaries and are qualified by reference to the complete text of the amended and restated certificate of incorporation and amended and restated bylaws.  For information on how to obtain copies of the amended and restated certificate of incorporation and amended and restated bylaws, see “Where You Can Find More Information.”

Authorized capital stock

Cimarex’s authorized capital stock consists of 200,000,000 shares of common stock, par value $0.01 per share, and 15,000,000 shares of preferred stock, par value $0.01 per share.  As of June 30, 2012, Cimarex had 85,987,555 shares of common stock and no shares of preferred stock outstanding.

Common stock

Dividends may be paid on the Cimarex common stock out of assets or funds legally available for dividends, when and if declared by Cimarex’s board of directors, subject to any preferential rights of preferred stock, if preferred stock of Cimarex is then outstanding. If Cimarex is liquidated, dissolved or wound up, the holders of shares of Cimarex common stock will be entitled to receive the assets and funds of Cimarex available for distribution after payments to creditors and to the holders of any preferred stock, in proportion to the number of shares held by them.

Each share of Cimarex common stock entitles the holder of record to one vote at all meetings of stockholders and the votes are non-cumulative. The Cimarex common stock has no redemption, conversion or subscription rights and does not entitle the holder to any preemptive rights. The outstanding shares of Cimarex common stock are duly authorized, validly issued, fully paid and nonassessable.

Preferred stock

Cimarex’s board has the authority, without further stockholder approval, to create series of preferred stock, to issue shares of preferred stock in such series up to the maximum number of shares of the relevant class of preferred stock authorized, and to determine the preferences, rights, privileges and restrictions of any such series, including the dividend rights, voting rights, rights and terms of redemption, liquidation preferences, the number of shares constituting any such series and the designation of such series. Cimarex has not issued any of this preferred stock and has no present plans to issue any shares of preferred stock.

Anti-takeover effects of certain provisions of Delaware law, our certificate of incorporation and bylaws

The certificate of incorporation and by-laws of Cimarex provide for a classified board of directors with staggered terms, restrict the ability of stockholders to take action by written consent and prevent stockholders from calling a meeting of the stockholders. In addition, the Delaware General Corporation Law imposes restrictions on business combinations with interested parties.  These provisions may have the effect of delaying, deferring or preventing a change in control of Cimarex, even if the change in control might be beneficial to Cimarex stockholders.

Description of debt securities

The debt securities that we may offer by this prospectus consist of notes, debentures, or other evidences of indebtedness of Cimarex, which we refer to as “debt securities.” We may issue debt securities in one or more series under an indenture (the “Indenture”) to be entered into between us and U.S. Bank National Association, as trustee (the “Trustee”). A copy of the Indenture, which has been filed as an exhibit to the registration statement of which this prospectus is a part, is incorporated herein by reference. Except as otherwise defined in this prospectus, capitalized terms used in this prospectus have the meanings given to them in the Indenture. For purposes of this description, references to “the Company,” “we,” “our” and “us” refer only to Cimarex Energy Co. and not to its subsidiaries.

The provisions of the Indenture will generally be applicable to all of the debt securities. Selected provisions of the Indenture are described in this prospectus. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:

•                  the title of the debt securities;

•                  the extent, if any, to which the debt securities are subordinated in right of payment to other indebtedness of Cimarex;

•                  any limit on the aggregate principal amount of the debt securities;

•                  any guarantees applicable to the debt securities, and any subordination provisions or other limitations applicable to any such guarantees;

•                  the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor;

•                  the date or dates on which the principal of the debt securities will be payable;

•                  the rate or rates at which the debt securities will bear interest, if any, and the date or dates from which interest will accrue;

•                  the dates on which interest will be payable and the regular record dates for interest payment dates;

•                  the place or places where the principal of and any premium and interest on the debt securities will be payable;

•                  the period or periods, if any, within which, and the price or prices at which, the debt securities may be redeemed, in whole or in part, at our option;

•                  our obligation, if any, to redeem or purchase the debt securities pursuant to sinking fund or similar provisions and the terms and conditions of any such redemption or purchase;

•                  the denominations in which the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

•                  the currency, currencies or currency units, if other than currency of the United States of America, in which payment of the principal of and any premium or interest on the debt securities will be payable, and the terms and conditions of any elections that may be made available with respect thereto;

•                  any index or formula used to determine the amount of payments of principal of and any premium or interest on the debt securities;

•                  whether the debt securities are to be issued in whole or in part in the form of one or more global securities and, if so, the identity of the depositary, if any, for the global securities;

•                  the terms and conditions, if any, pursuant to which the debt securities are convertible into or exchangeable for the common stock or other securities of Cimarex or any other person;

•                  the principal amount (or any portion of the principal amount) of the debt securities which will be payable upon any declaration of acceleration of the maturity of the debt securities pursuant to an event of default;

•                  the applicability to the debt securities of the provisions described in “—Defeasance” below; and

•                  any other terms applicable to that series in accordance with the Indenture.

We may issue debt securities at a discount from their stated principal amount. Federal income tax considerations and other special considerations applicable to any debt security issued with original issue discount (an “original issue discount security”) may be described in an applicable prospectus supplement.

If the purchase price of any series of the debt securities is payable in a foreign currency or currency unit or if the principal of or any premium or interest on any series of the debt securities is payable in a foreign currency or currency unit, the restrictions, elections, general tax considerations, specific terms, and other information with respect to the debt securities and the applicable foreign currency or currency unit will be set forth in an applicable prospectus supplement.

Unless otherwise indicated in an applicable prospectus supplement:

•                  the debt securities will be issued only in fully registered form (without coupons) in denominations of $1,000 or integral multiples thereof; and

•                  payment of principal, premium, if any, and interest on the debt securities will be payable, and the exchange, conversion, and transfer of debt securities will be registrable, at our office or agency maintained for those purposes and at any other office or agency maintained for those purposes. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Guarantees

Debt securities may be guaranteed by one or more of our direct or indirect subsidiaries, if so provided in the applicable prospectus supplement. The prospectus supplement relating to the debt securities of a particular series may describe the terms of any guarantees, including, among other things, the method for determining the identity of the guarantors and the conditions under which guarantees will be added or released. Any guarantees may be joint and several obligations of the guarantors.

Registered global securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary or its nominee identified in an applicable prospectus supplement. Unless and until it is exchanged in whole or in part for debt securities in registered form, a global security may not be registered for transfer or exchange except:

•                  by the depositary to a nominee of the depositary;

•                  by a nominee of the depositary to the depositary or another nominee of the depositary;

•                  by the depositary or any nominee of the depositary to a successor depositary or a nominee of the successor depositary; or

•                  in any other circumstances described in an applicable prospectus supplement.

The specific terms of the depositary arrangement with respect to any debt securities to be represented by a global security will be described in an applicable prospectus supplement. We expect that the following provisions will apply to depositary arrangements.

Unless otherwise specified in an applicable prospectus supplement, any global security that represents debt securities will be registered in the name of the depositary or its nominee. Upon the deposit of a global security with or on behalf of the depositary for the global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security to the accounts of institutions that are participants in such system. The accounts to be credited will be designated by the underwriters or agents of the debt securities or by us, if the debt securities are offered and sold directly by us.

Ownership of beneficial interests in debt securities represented by a global security will be limited to participants in the book-entry registration and transfer system of the applicable depositary or persons that may hold interests through those participants. Ownership of those beneficial interests by participants will be shown on, and the transfer of ownership will be effected only through, records maintained by the depositary or its nominee for such global security. Ownership of such beneficial interests by persons that hold through such participants will be shown on, and the transfer of such ownership will be effected only through, records maintained by the participants. The laws of some jurisdictions require that specified purchasers of securities take physical delivery of their securities in definitive form. These laws may impair your ability to transfer beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the Indenture. Unless otherwise specified in an applicable prospectus supplement, owners of beneficial interests in the global security will not be entitled to have any of the debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in certificated form, and will not be considered the owners or holders of the debt securities for any purpose under the Indenture. Accordingly, each person owning a beneficial interest in debt securities represented by a global security must rely on the procedures of the applicable depositary and, if the person is not a participant in the book-entry registration and transfer system of the applicable depositary, on the procedures of the participant through which the person owns its interest, to exercise any rights of an owner or holder of debt securities under the Indenture.

We understand that, under existing industry practices, if an owner of a beneficial interest in debt securities represented by a global security desires to give any notice or take any action that an owner or holder of debt securities is entitled to give or take under the Indenture:

•                  the applicable depositary would authorize its participants to give the notice or take the action; and

•                  the participants would authorize persons owning the beneficial interests through the participants to give the notice or take the action or would otherwise act upon the instructions of the persons owning the beneficial interests.

Principal of and any premium and interest on debt securities represented by a global security will be payable in the manner described in an applicable prospectus supplement. Payment of principal of, and any premium or interest on, debt securities represented by a global security will be made to the applicable depositary or its nominee, as the case may be, as the registered owner or the holder of the global security. None of us, the Trustee, any paying agent, or the registrar for debt securities represented by a global security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in those debt securities or for maintaining, supervising, or reviewing any records relating to those beneficial ownership interests.

Certain covenants

Maintenance of office or agency

We will be required to maintain an office or agency in The City of New York, or, if different, in each place of payment for each series of debt securities for notice and demand purposes and for the purposes of presenting or surrendering debt securities for payment, registration of transfer, or exchange.

Paying agents, etc.

If we act as our own paying agent with respect to any series of debt securities, on or before each due date of the principal of or interest on any of the debt securities of that series, we will be required to segregate and hold in trust for the benefit of the persons entitled to payment a sum sufficient to pay the amount due and to notify the trustee promptly of our action or failure to act. If we have one or more paying agents for any series of debt securities, prior to each due date of the principal of or interest on any debt securities of that series, we will be required to deposit with a paying agent a sum sufficient to pay the amount due and, unless the paying agent is the trustee, to promptly notify the trustee of our action or failure to act. All moneys paid by us to a paying agent for the payment of principal of (or premium, if any) or interest on any debt securities that remain unclaimed for two years after the principal (or premium, if any) or interest has become due and payable may be repaid to us, and thereafter the holder of those debt securities may look only to us for payment thereof.

Corporate existence

We will be required to, and will be required to cause our Restricted Subsidiaries to, preserve and keep in full force and effect our and their existence, charter rights, statutory rights, licenses and franchises; provided that the Company shall not be required to preserve any such right, license or franchise if the Board of Directors shall determine that such preservation is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders.

Compliance certificate

The Company will be required to file annually with the Trustee a certificate signed by one of its officers, stating whether or not the officer knows of any default by the Company in compliance with any provision of the Indenture.

Merger and consolidation

The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

(1)         the resulting, surviving or transferee Person (the “Successor Company”) will be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the debt securities of any series and the Indenture; provided, that if the Successor Company is not a corporation, a corporate Wholly Owned Subsidiary that is a Restricted Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia shall become a co-issuer of the debt securities of such series;

(2)         immediately after giving effect to such transaction (and treating any Indebtedness not previously an obligation of the Company or any of its Restricted Subsidiaries that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and

(3)         the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

For purposes of this covenant, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The predecessor Company will be released from its obligations under the Indenture and the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, but, in the case of a lease of all or substantially all its assets, the predecessor Company will not be released from the obligation to pay the principal of and interest on the debt securities of any series.

Restrictive covenants

Any restrictive covenants applicable to any series of debt securities will be described in an applicable prospectus supplement.

Events of default

The following are Events of Default under the Indenture with respect to debt securities of any series:

(1)         default in any payment of interest on any debt security of that series when due, continued for 30 days;

(2)         default in the payment of principal of or premium, if any, on any debt security of that series when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

(3)         failure to make any sinking fund payment when and as due by the terms of any debt security of that series;

(4)         failure by the Company to perform or comply with any other covenant (other than a covenant or a default in whose performance or whose breach is elsewhere specifically dealt with as an event of default or which has been expressly included in the Indenture solely for the benefit of a series of debt securities other than that series) for 90 days after written notice thereof has been given to us as provided in the Indenture;

(5)         any nonpayment at maturity or other default (beyond any applicable grace period) under any agreement or instrument relating to any other of our or certain of our subsidiaries’ indebtedness, the unpaid principal amount of which aggregates $15 million or more, which default results in the acceleration of the maturity of the indebtedness prior to its stated maturity or occurs at the final maturity thereof;

(6)         specified events of bankruptcy, insolvency, or reorganization involving the Company or certain of our subsidiaries; and

(7)         any other Event of Default provided with respect to debt securities of that series.

Pursuant to the Trust Indenture Act, the trustee is required, within 90 calendar days after the occurrence of a default in respect of any series of debt securities, to give to the holders of the debt securities of that series notice of all uncured defaults known to it, except that: other than in the case of a default of the character contemplated in clause (1), (2), or (3) above, the trustee may withhold notice if and so long as it in good faith determines that the withholding of notice is in the interests of the holders of the debt securities of that series.

If an Event of Default described in clause (6) above occurs, the principal of, premium, if any, and accrued interest on the debt securities of that series will become immediately due and payable without any declaration or other act on the part of the trustee or any holder of the debt securities of that series. If any other Event of Default with respect to debt securities of any series occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the debt securities of that series may declare the principal amount of all debt securities of that series to be due and payable immediately. However, at any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of the debt securities of that series may, under specified circumstances, rescind and annul such acceleration. See “—Amendments and waivers” below.

Subject to the duty of the Trustee to act with the requisite standard of care during an Event of Default, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any holders of debt securities of any series unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense.

Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder may pursue any remedy with respect to the Indenture or the debt securities of any series unless:

(1)         such holder has previously given the Trustee notice that an Event of Default is continuing;

(2)         holders of at least 25% in principal amount of the outstanding debt securities of such series have requested the Trustee to pursue the remedy;

(3)         such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4)         the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)         the holders of a majority in principal amount of the outstanding debt securities of such series have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60 day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding debt securities of any series are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Indenture provides that in the event an Event of Default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

Any additional Events of Default with respect to any series of debt securities, and any variations from the foregoing Events of Default applicable to any series of debt securities, will be described in an applicable prospectus supplement.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series issued under the Indenture.

Subordination

The prospectus supplement, if any, relating to any offering of subordinated debt securities will describe the specific subordination provisions, including the extent of subordination of payments by the Company of the principal of, premium, if any, on and interest on such subordinated debt securities.

Amendments and waivers

Subject to certain exceptions, the Indenture and the debt securities of any series may be amended or supplemented with the consent of the holders of a majority in principal amount of the debt securities of such series then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such series) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the debt securities of such series then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such series). In addition, without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or any series for certain purposes as set forth in the Indenture.

However, without the consent of each holder of an outstanding debt security affected, no amendment, supplement or waiver may, among other things:

(1)         reduce the percentage in principal amount of debt securities of such series whose holders must consent to an amendment;

(2)         reduce the stated rate of or extend the stated time for payment of interest on any such debt security;

(3)         reduce the principal of or extend the Stated Maturity of any such debt security;

(4)         reduce the premium payable upon the redemption or repurchase of any such debt security or change the time at which any such debt security may be redeemed or repurchased pursuant to the Indenture or any supplemental indenture;

(5)         change the place or currency of payment of principal of, or premium, if any, or interest on any such debt security;

(6)         impair the right of any holder to receive payment of principal, premium, if any, and interest on such holder’s debt securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s debt securities; or

(7)         make any change in the amendment provisions which require each holder’s consent or in the waiver provisions for such securities.

The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment or supplement. It is sufficient if such consent approves the substance of the proposed amendment or supplement. A consent to any amendment, supplement or waiver under the Indenture by any holder of debt securities given in connection with a tender of such holder’s debt securities will not be rendered invalid by such tender. After an amendment or supplement under the Indenture becomes effective, the Company is required to mail to the holders a notice briefly describing such amendment or supplement. However, the failure to give such notice to all the holders, or any defect in the notice will not impair or affect the validity of the amendment or supplement.

Defeasance

The Company at any time may terminate all its obligations under the debt securities of any series and the Indenture (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of such debt securities, to replace mutilated, destroyed, lost or stolen debt securities and to maintain a registrar and paying agent in respect of the debt securities of any series. If the Company exercises its legal defeasance option, any Subsidiary Guarantees in effect at such time will terminate.

The Company may at any time terminate its obligations to comply with certain covenants described above under “—Certain covenants” and certain covenants of any outstanding series of debt securities and provisions of the Indenture described above under “—Certain covenants—Restrictive covenants” that may be contained in any applicable prospectus supplement, and we may omit to comply with such covenants without creating an Event of Default (“covenant defeasance”). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

The applicable prospectus supplement will describe our ability to be released from any of our covenant obligations under the Indenture with respect to any series of debt securities.

In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the debt securities of any series to redemption or maturity, as the case may be, and must comply with certain other conditions, including, without limitation, delivery to the Trustee of an Opinion of Counsel (subject to customary exceptions and exclusions) to the effect that holders of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law.

If the Company fails to comply with its remaining obligations under the Indenture with respect to the debt securities of any series following a covenant defeasance and such debt securities are declared due and payable because of the occurrence of any undefeased Event of Default, the amount of money and U.S. Government Obligations on deposit with the Trustee may be insufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such Event of Default; however, the Company will remain liable in respect of such payments.

Satisfaction and discharge

We, at our option, may satisfy and discharge the Indenture (except for specified obligations of us and the Trustee, including, among others, the obligations to apply money held in trust) when:

(1)         either:

(a)         all of our debt securities previously authenticated and delivered under the Indenture (subject to specified exceptions relating to debt securities that have otherwise been satisfied or provided for) have been delivered to the Trustee for cancellation; or

(b)         all of our debt securities not previously delivered to the Trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee, and we have deposited or caused to be deposited with the Trustee as trust funds for such purpose an amount sufficient to pay and discharge the entire indebtedness on such debt securities, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be;

(2)         we have paid or caused to be paid all other sums payable by us under the Indenture; and

(3)         we have delivered to the Trustee an officer’s certificate and an opinion of counsel, each to the effect that all conditions precedent relating to the satisfaction and discharge of the Indenture have been satisfied.

No individual liability of incorporators, stockholders, officers or directors

The Indenture provides that no incorporator and no past, present or future stockholder, officer or director of the Company or any successor company, in their capacity as such, shall have any individual liability for any of our obligations under the debt securities or the Indenture.

Governing law

The Indenture is, and the debt securities will be, governed by, and construed in accordance with, the laws of the State of New York.

Regarding the trustee

The Indenture provides that there may be more than one trustee under the Indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the Indenture separate and apart from the trust administered by any other trustee under the Indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the Indenture. Any trustee under the Indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to that series at an office designated by the trustee in New York, New York.

The Indenture contains specified limitations on the right of the Trustee, should it become our creditor within three months of, or subsequent to, a default by us to make payment in full of principal of or interest on any series of debt securities issued pursuant to the Indenture when and as the same becomes due and payable, to obtain payment of claims, or to realize for its own account on property received in respect of any such claim as security or otherwise, unless and until such default is cured. However, the Trustee’s rights as our creditor will not be limited if the creditor relationship arises from, among other things:

•                  the ownership or acquisition of securities issued under any indenture or having a maturity of one year or more at the time of acquisition by the Trustee;

•                  specified advances authorized by a receivership or bankruptcy court of competent jurisdiction or by the Indenture;

•                  disbursements made in the ordinary course of business in its capacity as indenture trustee, transfer agent, registrar, custodian, or paying agent or in any other similar capacity;

•                  indebtedness created as a result of goods or securities sold in a cash transaction or services rendered or premises rented; or

•                  the acquisition, ownership, acceptance, or negotiation of specified drafts, bills of exchange, acceptances, or other obligations.

The Indenture does not prohibit the Trustee from serving as trustee under any other indenture to which we may be a party from time to time or from engaging in other transactions with us. If the Trustee acquires any conflicting interest within the meaning of the Trust Indenture Act of 1939 and there is an Event of Default with respect to any series of debt securities, the Trustee must eliminate the conflict or resign.

Description of warrants

We may issue warrants to purchase our securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

Plan of distribution

The securities being offered by this prospectus may be sold by us or by a selling securityholder:

•                  through agents;

•                  to or through underwriters;

•                  through broker-dealers (acting as agent or principal);

•                  directly by us or a selling securityholder to purchasers, through a specific bidding or auction process or otherwise;

•                  through a combination of any such methods of sale; or

•                  through any other methods described in a prospectus supplement.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the New York Stock Exchange or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, a selling securityholder, or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We or a selling securityholder may directly solicit offers to purchase the securities and we or a selling securityholder may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

Selling securityholders

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference into this prospectus.

Validity of the securities

The validity of the securities offered hereby will be passed upon for us by Bryan Cave LLP, Denver, Colorado, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

Experts

The consolidated financial statements of Cimarex Energy Co. and subsidiaries as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon authority of said firm as experts in accounting and auditing.

DeGolyer and MacNaughton, an independent petroleum engineering firm, reviewed our proved reserve estimates for properties that comprised at least 80 percent of the discounted future net cash flows before income taxes, using a 10% discount rate, attributable to the total interests owned by Cimarex as of December 31, 2011, 2010 and 2009. Estimated quantities of Cimarex’s oil and gas reserves and the net present value of such reserves have been included and incorporated by reference in this prospectus supplement in reliance on the authority of said firm as experts in petroleum engineering.

Where you can find more information

We file annual, quarterly and special reports, proxy statements and other information with the SEC.  You may read and copy this information at the SEC’s public reference room, which is located at 100 F Street, N.E., Washington, DC 20549.  Please call the SEC at 1-800-SEC-0330 for further information on its public reference room.  This information is also available on-line through the SEC’s Electronic Data Gathering, Analysis, and Retrieval System (EDGAR), located on the SEC’s web site (http://www.sec.gov).  Our SEC filings are also available through the New York Stock Exchange, on which our common stock is listed, at 20 Broad Street, New York, N.Y. 10005.  Our internet address is http://www.cimarex.com.  The information on our website is not incorporated into this prospectus.

Incorporation by reference

We have filed a registration statement with the SEC on Form S-3.  This prospectus is a part of the registration statement.  As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.  The SEC allows us to “incorporate by reference” other documents filed with the SEC, which means that we can disclose important information to you by referring you to other documents.  The information that is incorporated by reference is an important part of this prospectus and information that we file later with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC.  The documents listed below and any future filings made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act are incorporated by reference in this prospectus until the termination of this offering, excluding any information furnished under Item 7.01 or Item 2.02 of any Current Report on Form 8-K.

Filing	Period
Annual Report on Form 10-K	Year ended December 31, 2011
Quarterly Reports on Form 10-Q	Quarters ended March 31, 2012 and June 30, 2012
Current Reports on Form 8-K	Filed February 27, 2012, March 26, 2012 (excluding portions furnished under Item 7.01), April 5, 2012 (two filings) (excluding portions furnished under Item 7.01), and May 21, 2012

As you read the above documents, you may find some inconsistencies in information from one document to another.  If you find inconsistencies between the documents, or between a document and this prospectus, you should rely on the statements made in the most recent document.

You may request a copy of any document incorporated by reference in this prospectus, at no cost, by writing or calling us at the following address:

Mary Kay Rohrer
Corporate Secretary
Cimarex Energy Co.
1700 Lincoln Street, Suite 1800
Denver, Colorado 80203-4518
tel.: (303) 295-3995

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other expenses of issuance and distribution

The following table sets forth the expenses in connection with the issuance and distribution of the securities covered by this Registration Statement.  All such expenses are estimates, other than the registration fee payable to the Securities and Exchange Commission, and will be borne by Cimarex Energy Co. (the “Registrant”).

Securities and Exchange Commission filing fee	$ *
Legal fees and expenses	15,000
Accounting fees and expenses	5,000
Trustee fees	7,500
Trustee’s counsel fees	4,500
Miscellaneous	10,000
Total	$ *

*                 Pursuant to Rules 456(b) and 457(r), the Registrant is deferring payment of the registration fee.

Item 15.  Indemnification of directors and officers

Delaware Registrants

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation—a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful.

A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.  The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

Article V of the Registrant’s Amended and Restated Certificate of Incorporation eliminates director liability for monetary damages arising from any breach of the director’s duty of care.

Article VIII of the Registrant’s Amended and Restated By-laws generally provides that, subject to certain limitations, each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer or employee of the Registrant or is or was a director, officer or employee of the Registrant or a direct or indirect wholly owned subsidiary of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of any such subsidiary or another company, savings and loan association, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified and held harmless by the corporation, to the full extent authorized by the DGCL, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection therewith, provided that such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant (and with respect to a criminal action, had no reason to believe his conduct was unlawful); except that with respect to actions brought by or in the right of the Registrant, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudicated to be liable to the Registrant, unless and only to the extent that the applicable court determines, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses.  Such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators.  Article VIII provides that the Registrant may pay the expenses incurred in defending any such proceeding in advance of its final disposition upon delivery to the Registrant of an undertaking, by or on behalf of such director, officer, employee or agent to repay such amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified under Article VIII.

Both the DGCL and Article VIII of the Registrant’s Amended and Restated By-laws specifically state that their indemnification provisions shall not be deemed exclusive of any other indemnity rights a director may have.

Section 145 of the DGCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such.  Under an insurance policy maintained by the Registrant, the Registrant is insured for certain amounts that it may be obligated to pay directors and officers by way of indemnity and each such director and officer is insured against certain losses that he may incur by reason of his being a director or officer and for which he is not indemnified by the Registrant.

The certificate of incorporation of each of Key Production, Inc., Oklahoma Gas Processing, Inc. and Prize Energy Resources, Inc. provide, consistent with the provisions of the Delaware General Corporation Law, that no director of each respective corporation will be personally liable to the respective corporation or any of their respective stockholders for monetary damages arising from the director’s breach of fiduciary duty as a director. This does not apply, however, with respect to any action for unlawful payments of dividends, stock purchases or redemptions, nor does it apply if the director (i) has breached his duty of loyalty to the respective corporation and its respective stockholders; (ii) does not act or, in failing to act, has not acted in good faith; (iii) has acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, has acted in a manner involving intentional misconduct or a knowing violation of law; or (iv) has derived an improper personal benefit. The provisions of each certificate of incorporation eliminating liability of directors for monetary damages do not affect the standard of conduct to which directors must adhere, nor do such provisions affect the availability of equitable relief. In addition, such limitations on personal liability do not affect the availability of monetary damages under claims based on federal law.

Texas Registrants

The Texas Business Corporation Act empowers corporations incorporated in Texas to indemnify any person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director or officer against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including court costs and attorneys’ fees) actually incurred by the person in connection with the proceeding. Each Texas corporation is required pursuant to the Texas Business Corporation Act to indemnify a director or officer against reasonable expenses (including court costs and attorneys’ fees) incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was a director or officer if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding. The Texas Business Corporation Act provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

The articles of incorporation of Cimarex Energy Co. of Colorado provide, consistent with the provisions of the Texas Business Corporation Act, that no director of such corporation will be personally liable to such corporation or any of its shareholders for monetary damages arising from the director’s breach of fiduciary duty as a director. This does not apply, however, with respect to any action for unlawful payments of dividends, stock purchases or redemptions, nor does it apply if the director has acted in a manner involving intentional misconduct, fraud, or a knowing violation of law or, in failing to act, has acted in a manner involving intentional misconduct, fraud, or a knowing violation of law.

The provisions of the articles of incorporation eliminating liability of directors for monetary damages do not affect the standard of conduct to which directors must adhere, nor do such provisions affect the availability of equitable relief. In addition, such limitations on personal liability do not affect the availability of monetary damages under claims based on federal law.

The bylaws of each of Cimarex Energy Co. of Colorado, Cimarex Gas Gathering, Inc., ConMag Energy Corporation and Magnum Hunter Production, Inc. provide for indemnification of the directors and officers of each such respective corporation to the fullest extent permitted by the Texas Business Corporation Act.

The Registrant has entered into separate indemnification agreements with each of its directors and officers, which may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements may require the Registrant, among other things, to indemnify its directors and officers against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements may also require the Registrant to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified and to obtain directors’ and officers’ insurance, if available on reasonable terms.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of the Registrant’s Amended and Restated Certificate of Incorporation or Amended and Restated By-laws, agreement, any co-registrant’s certificate or articles of incorporation or bylaws, vote of stockholders or disinterested directors or otherwise.

Item 16.  Exhibits

The following documents are filed as exhibits to this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
4.1	Amended and Restated Certificate of Incorporation of Cimarex Energy Co. (filed as Exhibit 3.1 to Registrant’s Form 8-K (file no. 001-31446) dated June 7, 2005, and incorporated herein by reference).
4.2	Amended and Restated By-laws of Cimarex Energy Co. (filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K dated August 30, 2011 and incorporated herein by reference).
4.3	Specimen Certificate of Cimarex Energy Co. common stock.**
4.4	Form of Certificate of Designation.*
4.5	Form of Indenture by and among Cimarex Energy Co. and U.S. Bank National Association, as trustee.**
4.6	Form of Debt Security.*
4.7	Form of Warrant Agreement.*
4.8	Form of Warrant Certificate.*
5.1	Opinion of Bryan Cave LLP relating to the validity of the securities being registered.**
12.1	Computation of ratio of earnings to fixed charges.**
23.1	Consent of KPMG LLP.**

Exhibit No.	Description
23.2	Consent of Bryan Cave LLP (included in Exhibit 5.1).**
23.3	Consent of DeGolyer and MacNaughton.**
24.1	Powers of Attorney for Cimarex Energy Co.**
24.2	Powers of Attorney for Co-Registrants**
25.1	Form T-1 Statement of Eligibility of Trustee.**

*                                 To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

**                          Filed herewith.

Item 17.  Undertakings

(a)                                 Each undersigned registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                 That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)                                     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)                                  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)                                 That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                               The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                              Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)                                 Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, bylaw, contract, arrangement, statute, or otherwise, each undersigned registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Denver and State of Colorado, on the 17th day of September, 2012.

CIMAREX ENERGY CO.

By:	/s/ PAUL KORUS
Paul Korus
Senior Vice President and Chief Financial Officer

Pursuant to the requirements of this Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ THOMAS E. JORDEN	President, Chief Executive Officer and Chairman of the Board	September 17, 2012
Thomas E. Jorden	(Principal Executive Officer)

/s/ JOSEPH R. ALBI	Executive Vice President and Chief Operating Officer and Director	September 17, 2012
Joseph R. Albi

/s/ PAUL KORUS	Senior Vice President and Chief Financial Officer	September 17, 2012
Paul Korus	(Principal Financial Officer)

/s/ JAMES H. SHONSEY	Vice President, Chief Accounting Officer and Controller	September 17, 2012
James H. Shonsey	(Principal Accounting Officer)

/s/ JERRY BOX	Director	September 17, 2012
Jerry Box

/s/ HANS HELMERICH	Director	September 17, 2012
Hans Helmerich

/s/ DAVID A. HENTSCHEL	Director	September 17, 2012
David A. Hentschel

/s/ HAROLD R. LOGAN, JR.	Director	September 17, 2012
Harold R. Logan, Jr.

Signature	Title	Date

/s/ MONROE W. ROBERTSON	Director	September 17, 2012
Monroe W. Robertson

/s/ MICHAEL J. SULLIVAN	Director	September 17, 2012
Michael J. Sullivan

/s/ L. PAUL TEAGUE	Director	September 17, 2012
L. Paul Teague

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the undersigned additional registrant guarantors certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Denver and State of Colorado, on the 17th day of September, 2012.

CIMAREX ENERGY CO. OF COLORADO CIMAREX GAS GATHERING, INC. CONMAG ENERGY CORP. KEY PRODUCTION COMPANY, INC. MAGNUM HUNTER PRODUCTION, INC. OKLAHOMA GAS PROCESSING, INC. PRIZE ENERGY RESOURCES, INC.

By:	/s/ PAUL KORUS
Paul Korus
Senior Vice President and Chief Financial Officer

Pursuant to the requirements of this Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ THOMAS E. JORDEN	President and Chief Executive Officer and Director	September 17, 2012
Thomas E. Jorden	(Principal Executive Officer)

/s/ PAUL KORUS	Senior Vice President, Chief Financial Officer and Director	September 17, 2012
Paul Korus	(Principal Financial Officer)

/s/ STEPHEN P. BELL	Senior Vice President — Business Development and Land and Director	September 17, 2012
Stephen P. Bell

/s/ JAMES H. SHONSEY	Vice President, Chief Accounting Officer and Controller	September 17, 2012
James H. Shonsey	(Principal Accounting Officer)